Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-153165
PROSPECTUS SUPPLEMENT
(to prospectus dated September 24, 2008)
4,250,000 SHARES OF COMMON STOCK
CHINACAST EDUCATION CORPORATION
COMMON STOCK
     ChinaCast Education Corporation is selling 4,250,000 shares of our common stock. We have granted the underwriter a 30-day option to purchase up to an additional 637,500 shares from us to cover overallotments, if any.
     Our shares of common stock are currently traded on the Nasdaq Global Market under the symbol “CAST.” On September 24, 2008, the closing sale price of our common stock was $3.00 per share.
     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 to read about factors you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price	$2.600	$11,050,000
Underwriting discount	$0.156	$663,000
Proceeds, before expenses, to us	$2.444	$10,387,000
     The underwriter may also purchase up to an additional 637,500 shares in the aggregate from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement, to cover overallotments.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Roth Capital Partners
The date of this prospectus is September 26, 2008

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying base prospectus or such incorporated documents. We are not making an offer to sell these shares of common stock in any jurisdiction where such offer is not permitted. The information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus is accurate only as of the date of this prospectus supplement and the accompanying base prospectus or the documents incorporated by reference therein, regardless of when this prospectus supplement and the accompanying base prospectus are delivered or when any sale of the common stock occurs. Our business, financial condition, results of operations prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
     You should read both this prospectus supplement and the accompanying base prospectus together with the documents incorporated by reference herein and the additional information about us to which we refer you in the section of the accompanying base prospectus entitled “Where You Can Find More Information.”
     This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement, as amended, was declared effective by the SEC on September 24, 2008. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered, the risks of investing in our common stock and the underwriting arrangements. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” or descriptions of unissued securities other than our common stock, may not apply to this offering.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
You should read the following summary together with the more detailed information concerning us, the common stock being sold in this offering and our financial statements appearing in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. Because this is only a summary, you should read the rest of this prospectus supplement and the accompanying base prospectus, including all documents incorporated by reference, before you invest in our common stock. Read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks described under “Risk Factors” and the financial statements and related notes, before making an investment decision.
General
     We are one of the leading publicly listed e-learning and training services providers in the Peoples Republic of China (“PRC”). We provide our e-learning education services via our nationwide satellite broadband network and traditional bricks and mortar schools to leading post-secondary educational institutions, K-12 schools, government agencies and corporate enterprises. These services include interactive distance learning applications, multimedia education content delivery, vocational/career training courses and English language training through its Daily English Language training centers. We are listed on the NASDAQ Global Market Exchange with the ticker symbol CAST.
Our History and Current Business
     We were formed as Great Wall Acquisition Corporation on August 20, 2003 as a blank check company. On December 22, 2007, we completed the acquisition of 51.22% of the outstanding shares of ChinaCast Communication Holdings Limited (“CCH”), a company listed on the Stock Exchange of Singapore (“SGX”) and subsequently changed its name to ChinaCast Education Corporation. During 2007, we acquired 100% of CCH and terminated our SGX listing.
     CCH was incorporated under the laws of Bermuda on November 20, 2003 as an exempted company with limited liability, and as the holding company for a public flotation in Singapore of CCH’s business.
     CCH’s principal subsidiary, ChinaCast Technology (BVI) Limited (“CCT”), was founded in 1999 to provide funding for its satellite broadband Internet services through the satellite operating entities ChinaCast Company Ltd — Beijing Branch (“CCLBJ”) and ChinaCast Li Xiang Co. Ltd. (“CCLX”)
     In late 2000, CCH identified demand for its services in the education industry. Given the limited resources of its tertiary institutions (i.e., university/college), and to meet the fast-growing population of its university students, the PRC Ministry of Education granted licenses to approximately 30 (subsequently increased to 68) universities to conduct undergraduate and post-graduate courses by distance learning.
     By the end of 2002, CCH had signed over 15 universities in the PRC to use its satellite interactive distance learning network, serving over 50,000 students nationwide. In July, 2003, it raised additional funding to upgrade its satellite technology to the Hughes Network Systems DirecWay satellite broadband network, and thereafter expanded its distance learning business by signing additional K-12 and IT and management training customers.
     We account for our relationship with CCLX as an interest in a variable interest entity that is consolidated in our financial statements. We receive a management service fee from the Beijing Branch (“CCLBJ”) of CCL. While technically not a separate legal entity, the revenues and expenses of the branch office are not commingled with those of CCL. The purpose of this arrangement was to carve out the satellite-related businesses of CCL and put them into CCLBJ to facilitate our monitoring of the Satellite Business and the computation of the service fee. CCLBJ is not consolidated in our financial statements. Other than relationships disclosed in this document, we have no business relationships with the other branches or the headquarters of CCL. CCLX is owned 90% by CCL and 10% by Li Wei personally, CCH’s Executive Director and Chief Operating Officer.

     We offer products and services to customers under four principal business lines:
•	Post Secondary Education Distance Learning Services—We enable universities and other higher learning institutions to provide nationwide real-time distance learning services. Our “turn-key” packages include all the hardware, software and broadband satellite network services necessary to allow university students located at remote classrooms around the country to interactively participate in live lectures broadcast from a main campus. We currently service 15 universities with over 128,000 students in over 300 remote classrooms. For example, Beijing Aeronautical and Aeronautics University (Beihang), consistently ranked among the top ten Universities in China by the Ministry of Education, launched its distance learning network in cooperation with CCH in 2002. By 2007, the number of distance learning students reached 20,000, at over 120 remote learning centers in China. In return for the turnkey distance learning services, we receive from the University a percentage of each remote student’s tuition. According to China’s Ministry of Education, in 2007 there were over 100 million higher education students in the PRC, while universities had sufficient physical space to accommodate only about 15% of the students qualified to attend.

•	K-12 Educational Services—We currently broadcast multimedia educational content to 6,500 primary, middle and high schools throughout the PRC in partnership with leading educational content companies, and renowned educational institutions such as the Beida Middle School and the Middle China Normal University High School. The educational content packages assist teachers in preparing and teaching course content. Each school pays us a monthly subscription fee for this service and a one-time charge for equipment used to provide the service.

•	Vocational/Career Training Services—In partnership with various government departments and corporate enterprises, we have deployed several hundred training centers throughout China providing job-skills training to recent graduates, employees of state-owned enterprises, and corporate employees. One such key vocational e-learning project for the Ministry of Labor and Social Security (MLSS) provides job skills training for recently laid off workers from state-owned enterprises and U.S. investment banks. The MLSS/CEC distance learning job skills program was launched in April 2003 and has trained over 50,000 workers. Future plans include expanding the distance learning network from 50 to over 200 sites to achieve a target of up to 30,000 graduates per year. MLSS pays us service and content subscription fees to provide the distance learning service. One of our key corporate enterprise customers is Taikang Insurance, the country’s fifth largest insurance company, which uses our e-learning service to provide interactive corporate training to over 165,000 insurance agents throughout China. These enterprise customers typically buy the hardware and software and pay a monthly service fee based on the number of sites and bandwidth used. Our Daily English Language Training Centers provide high-end, spoken English training to students, workers and government/corporate customers. We recruit students who pay for short-term to one-year language courses, delivered in our training centers by our foreign and local English teachers. We plan to roll-out additional centers nationwide over the next several years using a franchise model.

•	University—The newly acquired Foreign Trade and Business College of Chongqing Normal University (“FTBC”) is an independent, for-profit, private residential university affiliated with Chongqing Normal University. With 10,400 students, FTBC offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music, and foreign languages, all of which are fully accredited by the Ministry of Education.
     In our business segments, we compete with state-owned and private enterprises that provide IT/Telecom services as well as educational services. These include large, well-funded state owned telecom companies such as China Telecom, China Netcom, China Unicom, China Railcom, China Satcom, China Orient, Guangdong Satellite Telecom, and China Educational TV, as well as private educational service companies, such as ChinaEdu, Beida Online, Ambow, China Education Alliance and China-Training.com. Not all of these companies compete directly in all e-learning and educational content sectors that we service and may offer services comparable or superior to ours.
     We seek to achieve brand recognition in targeted high growth, high margin market segments, such as for-profit education and vocational/career training. We strive to maximize customer loyalty and increase margins by offering additional services not offered by traditional service providers. We intend to continue to develop for these segments new products and services via internal development and mergers and acquisitions that integrate both e-learning and traditional “brick-and-mortar” school education.

THE OFFERING

Common stock offered by us	4,250,000 shares

Common stock to be outstanding after this offering	35,426,688 shares, assuming no exercise of the Underwriter’s overallotment option

Use of proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $9.6 million, assuming no exercise of the Underwriter’s overallotment option. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Nasdaq Global Market Symbol	CAST
FORWARD-LOOKING STATEMENTS
     We believe that some of the information in this prospectus supplement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
•	discuss future expectations;

•	contain information which could impact future results of operations or financial condition; or

•	state other “forward-looking” information.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement.
     All forward-looking statements included herein attributable to us, CCH, or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RISK FACTORS
     Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-KSB, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
Risks Related to Our Business
Our business may be harmed if the Satellite Operating Entities upon which we rely fail to perform their obligations.
     We provide our services primarily over broadband satellite. Pursuant to the technical services agreement between them, we provide technical services to ChinaCast Li Xiang Co. Ltd. (“CCLX”), which is licensed to provide value-added satellite broadband services in the PRC and to the Beijing Branch (“CCLBJ”) of ChinaCast Co. Ltd. (“CCL”) (CCLX and CCLBJ sometimes referred to as the “Satellite Operating Entities”). We provide technical services to customers of the Satellite Operating Entities, whom we consider to be our customers. We also engage the Satellite Operating Entities to provide the required satellite broadband service when a customer in China engages us directly.
     We have management control over, but do not own directly or indirectly, CCLX or its parent, CCL. We have no management control over CCL other than the operation of CCLBJ. Our Chairman Yin Jianping owns 20% of Tibet Tiantai Investment Management Co., Ltd., a company that owns 70% of CCL. CCL owns 90% of CCLX. Although the technical services agreement and the pledge agreements executed by the stockholders of CCL and CCLX in our favor contains contractual safeguards to protect our interests, these safeguards may not be enforceable or effective. We have no other legal control over the Satellite Operating Entities.
     As such, we are dependent on the due performance by the Satellite Operating Entities of their obligations, and if they fail to perform their obligations under or terminate the technical services agreement between them, we will be unable to provide our services.
We and the Satellite Operating Entities have a relatively short operating history and are subject to the risks of a new enterprise, any one of which could limit growth, content and services, or market development.
     Our short operating history makes it difficult to predict how our businesses will develop. Accordingly, we face all of the risks and uncertainties encountered by early-stage companies, such as:
•	uncertain growth in the market for, and uncertain market acceptance of, products, services and technologies;

•	the evolving nature of e-learning services and content; and

•	competition, technological change or evolving customer preferences that could harm sales of their services, content or solutions.
     If we and the Satellite Operating Entities are not able to meet the challenges of building businesses and managing growth, the likely result will be slowed growth, lower margins, additional operational costs and lower income.

If we and the Satellite Operating Entities do not manage growth successfully, our growth and chances for continued profitability may slow or stop.
     We and the Satellite Operating Entities have expanded operations rapidly during the last several years, and we plan to continue to expand with additional solutions tailored to meet the different needs of end customers in specific market segments. This expansion has created significant demands on administrative, operational and financial personnel and other resources, particularly the need for working capital. Additional expansion in existing or new markets and new lines of business could strain these resources and increase the need for capital, which may result in cash flow shortages. We or the Satellite Operating Entities’ personnel, systems, procedures, and controls may not be adequate to support further expansion.
Future financings may dilute stockholders or impair our financial condition.
     In the future, we may need to raise additional funds through public or private financing, which might include the sale of equity securities. The issuance of equity securities could result in financial and voting dilution to our existing stockholders. The issuance of debt could result in effective subordination of stockholders’ interests to the debt, create the possibility of default, and limit our financial and business alternatives.
If we and the Satellite Operating Entities fail to keep pace with rapid technological changes, especially in the satellite and distance learning education industries, our competitive position will suffer.
     Our market and the enabling technologies (including satellite and distance learning technology) used in our education/training and enterprise data networking solutions are characterized by rapid technological change. As our services are primarily based on satellite broadband infrastructure, we rely on the Satellite Operating Entities. As such, we also rely on the Satellite Operating Entities to keep pace with technological changes. Prior to our acquisition of CCH, CCH’s stockholders provided it the funding it required to expand and to provide the Satellite Operating Entities with the financial support to acquire required technology. We will, however, need further external funding to upgrade existing technology, and there is no assurance that we will be able to obtain the necessary funds to keep pace with rapid technological changes in our markets. Failure to respond to technological advances could make our business less efficient, or cause our services to be of a lesser quality than our competitors. These advances could also allow competitors to provide higher quality services at lower costs than we can provide. Thus, if we are unable to adopt or incorporate technological advances, our services will become uncompetitive.
Unexpected network interruptions caused by system failures, natural disasters, or unauthorized tamperings with systems could disrupt our operations.
     The continual accessibility of our web sites and the performance and reliability of CCLX’s satellite network infrastructure are critical to our reputation and our ability to attract and retain users, customers and merchants. Any system failure or performance inadequacy that causes interruptions in the availability of our services, or increases response time, could reduce our appeal to users and customers. Factors that could significantly disrupt our operations include:
•	system failures and outages caused by fire, floods, earthquakes or power loss;

•	telecommunications failures and similar events;

•	software errors;

•	computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems; and

•	security breaches related to the storage and transmission of proprietary information, such as credit card numbers or other personal information.

     We and CCLX have limited backup systems and redundancy. Future disruptions or any of the foregoing events could damage our reputation, require us to expend significant capital and other resources and expose us to a risk of loss or litigation and possible liability. Furthermore, as we rely on CCLX to provide the satellite network infrastructure, if CCLX suffers such disruptions or failure, we may have to provide CCLX with substantial financial support. Neither we nor CCLX carries any business interruption insurance to compensate for losses that may occur as a result of any of these events. Accordingly, our revenues and results of operations may be adversely affected if any of the above disruptions should occur.
If we and the Satellite Operating Entities lose key management personnel, our business may suffer.
     Our continued success is largely dependent on the continued services of our key management personnel, as well as those of the Satellite Operating Entities, and on our ability to identify, recruit, hire, train and retain qualified employees for technical, marketing and managerial positions. The loss of the services of certain of our or the Satellite Operating Entities’ key personnel, including Messrs. Yin, Chan and Sena, without adequate replacement, could have an adverse effect on us. Each of these individuals played significant roles in developing and executing our overall business plan and maintaining customer relationships and proprietary technology systems. While none is irreplaceable, the loss of the services of any would be disruptive to our business. Competition for qualified personnel in Chinese telecommunications and Internet-related markets is intense. As a result, we may have difficulty attracting and retaining them.
We may not compete successfully with large, well-funded state-owned and private enterprises in its industry, which could result in reduced revenue.
     Competition in providing education/training and enterprise data networking service is becoming more intense in the PRC. Large, well-funded state-owned enterprises, such as China Telecom, China Netcom, China Unicom, China Railcom, China Sat, China Orient, Guangdong Satellite Telecom and China Educational TV, as well as private enterprises like chinaedu.net, Beida Online, Ambow, and Tengtu, may offer services that are comparable or superior to ours. As there are no independent market surveys of our business segments, we are unable to ascertain our market share accurately. Failure to compete successfully with these state-owned enterprises will adversely affect our business and operating results.
Our stockholders may have securities law claims against us for rescission or damages that are not extinguished by consummation of the acquisition of CCH.
     On March 21, 2006, after obtaining the approval of our stockholders, we amended our certificate of incorporation, the effect of which was, among other things, to eliminate the provision of our certificate of incorporation that purported to prohibit amendment of the “business combination” provisions contained therein and to extend the date before which we must complete a business combination, to avoid being required to liquidate, from March 23, 2006 to December 31, 2006. Because extending the period during which we could consummate a business combination was not contemplated by our initial public offering prospectus, our stockholders may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her shares, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims might entitle stockholders asserting them to up to $6.00 per share of common stock, based on the initial offering price of the public units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them and plus interest from the date of our initial public offering. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares.
We may be subject to securities laws claims regarding past disclosures.
     We may be subject to claims for rescission or other securities law claims resulting from our failure to disclose that our charter provision purporting to prohibit certain amendments was possibly inconsistent with Delaware’s General Corporation Law. We may also be subject to such claims as a result of inaccuracies in other disclosures, as follows: It may be argued that our initial public offering prospectus misstated the vote required by its charter to approve a business combination by providing that “[w]e will proceed with a business combination only if the public stockholders who own at least a majority of the shares of common stock sold in [that] offering vote in favor [of it]...,” and that our reports under the Securities Exchange Act of 1934, as amended, have been inaccurate in describing CCH as a leading provider of e-learning content (as opposed to being primarily a content carrier). On November 13, 2006, we filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing this inaccuracy this last item. We are unable to predict the likelihood that claims might be made with regard to the foregoing or estimate any amounts for which it might be liable if any such claim was made.
We may be subject to fines and other potential penalties as a result of filings made in connection with acquisitions of PRC companies.
     Under applicable PRC law and regulations, a corporate legal entity must apply to the PRC government for a change in registration when a shareholder transfers its equity interest in the company. We have made such filings in connection with our acquisition of our 80% ownership interest in the holding company of FTBC and would be required to make such filings in connection with other acquisitions we may make in the future. If such filings are not made in compliance with regulatory requirements or contain erroneous information, we may be subject to administrative fines and/or the suspension of the business licenses of the acquired business in the event that we fail to remedy the situation within such time limit as may be permitted by law. Although we believe the filing we made in connection with our acquisition of the holding company of FTBC complied with applicable law, we intend to amend such filing to more fully disclose the terms of the acquisition, consistent with our disclosures in our public filings with the Securities and Exchange Commission. No assurance can be given that we will not be subject to a fine or that such holding company would not be subject to a possible suspension as a result of such amendment.
Foreign Exchange Risk
Changes in the conversion rate between the RMB and foreign currencies, such as Hong Kong or United States dollars, may adversely affect our profits.
     We bill our customers in Chinese RMB, but 11.9%, 10.8%, 13.6% and 6.4% of our revenues in fiscal years 2005, 2006 and 2007 and the first half of 2008, respectively, were collected in Hong Kong dollars. In addition, 8.8%, 13.8%, 24.3% and 15.2% of our purchases/expenses in those fiscal periods, respectively, were in United States dollars; 3.1%, 3.7%, 1.3% and 0% were in Singapore dollars; and 9.5%, 7.7%, 8.5% and 3.6% were in Hong Kong dollars during these same periods. The remainder of our revenues and expenses/purchases were in Chinese RMB. As such, we may be subject to fluctuations in the foreign exchange rates between these currencies.
     The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of Renminbi into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.
     Neither we nor our subsidiaries have a formal hedging policy with respect to foreign exchange exposure. In the future, we may hedge exchange transactions after considering the foreign currency amount, exposure period and transaction costs.
Chinese foreign exchange controls may limit our ability to utilize our revenues effectively and receive dividends and other payments from our Chinese subsidiaries.
     Our 98.5% owned subsidiary, ChinaCast Technology (Shanghai) Limited (“CCT Shanghai”), is subject to Chinese rules and regulations on currency conversion. The Chinese government regulates the conversion of the Chinese RMB into foreign currencies. Currently, foreign investment enterprises, of which CCT Shanghai is one, are required to apply for authority (renewed annually) to open foreign currency accounts governing conversion for payment of dividends limited capital items such as direct investments, loans, and issuances of securities, some of which may be effected with governmental approval, while others require authorization.
     The ability of CCT Shanghai to remit funds to us may be limited by these restrictions. There can be no assurance that the relevant regulations in China will not be amended so as to adversely affect CCT Shanghai’s ability to remit funds to us.
Risks Relating to Doing Business in China
Introduction of new laws or changes to existing laws by the Chinese government may adversely affect our business.
     Our business and operations in China and those of our operating subsidiary and the Satellite Operating Entities are governed by the Chinese legal system, which is codified in written laws, regulations, circulars, administrative directives and internal guidelines. The Chinese government is in the process of developing its commercial legal system to meet the needs of foreign investors and to encourage foreign investment. As the Chinese economy is developing and growing generally at a faster pace than its legal system, uncertainty exists regarding the application of existing laws and regulations to novel events or circumstances. Relevant Chinese laws, regulations and legal requirements may change frequently, and their requirements, interpretation and enforcement involve uncertainties and potential inconsistencies. In addition, Chinese administrative and court authorities have significant discretion in interpreting and implementing statutory and regulatory requirements. Uncertainties and inconsistencies in the requirements, interpretation and enforcement of these laws, regulations and legal requirements could materially and adversely affect our business and operations and could expose us to potential liabilities, including potential fines and other penalties, if it is determined that we have failed to comply with the requirements of such laws, regulations and legal requirements.

     Moreover, precedents of interpretation, implementation and enforcement of Chinese laws and regulations are limited, and Chinese court decisions are not binding on lower courts. Accordingly, the outcome of dispute resolutions may not be as consistent or predictable as in other more mercantilely advanced jurisdictions. It may be difficult to obtain timely and equitable enforcement of Chinese laws, or to obtain enforcement in China of a judgment by a foreign court or jurisdiction.
     Chinese law will govern our material operating agreements, some of which may be with Chinese governmental agencies. There is no assurance that we will be able to enforce those material agreements or that remedies will be available outside China. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a substantial degree of uncertainty as to the outcome of litigation. The inability to enforce or obtain a remedy under our future agreements may have a material adverse impact on our operations.
Our business will be adversely affected, if Chinese regulatory authorities view our and the Satellite Operating Entities’ corporate activities as not complying with applicable Chinese laws and regulations, including restrictions on foreign investments, change applicable laws and regulations, or impose additional requirements and conditions with which they are unable to comply.
     The Chinese government restricts foreign investment in businesses engaged in telecommunications and education services, Internet access, education content and distribution of news and information, but permits foreign investment in businesses providing technical services in these areas. CCL and CCLX are licensed to provide value-added satellite broadband services, Internet services and Internet content in China. We have not sought confirmation from Chinese regulatory governmental authorities whether our structure and business arrangement with the Satellite Operating Entities comply with applicable Chinese laws and regulations, including regulation of value-added telecommunication business in China.
     Chinese legal advisers have opined that our performance under the technical services agreement with CCLX complies with applicable Chinese laws and regulations, and we comply with PRC laws and regulations to the extent that our services are technical services. However, they do not rule out the possibility that the PRC regulatory authorities will view us as not being in compliance with applicable PRC laws and regulations, including but not limited to restrictions on foreign investments in the value-added telecommunication business. If:
•	Chinese authorities deem our corporate activities as violating applicable Chinese laws and regulations (including restrictions on foreign investments);

•	Chinese regulatory authorities change applicable laws and regulations or impose additional requirements and conditions with which we are unable to comply; or

•	We are found to violate any existing or future Chinese laws or regulations;
the relevant Chinese authorities would have broad discretion to deal with such a violation by levying fines, revoking business license(s), requiring us to restructure our ownership or operations, and requiring us and/or CCLX to discontinue some or all of their businesses. Any of these actions will adversely affect our business.
We may be unable to enforce our agreements with the Satellite Operating Entities.
     Chinese law currently prohibits foreign investors from owning greater than 50% equity interests in companies engaged in telecommunication value-added businesses in the PRC. Although we have been advised by counsel that the pledge agreements between us and the Satellite Operating Entities are valid under PRC law, unless the equity interest restriction is amended or repealed, and subject to the approval of the relevant government authorities, we will only be entitled to enforce our right to take possession and ownership of up to a 50% interest in the Satellite Operating Entities.

Our success depends on stable political, economic and social environments, which are subject to disruption in the PRC.
     Economic conditions in China are subject to uncertainties that may arise from changes in government policies and social conditions. Since 1978, the Chinese government has promulgated various reforms of its economic systems, resulting in economic growth over the last three decades. However, many of the reforms are unprecedented or experimental and expected to be refined and modified from time to time. Other political, economic and social factors may also lead to changes, which may have a material impact on our operations and our financial performance. For instance, less governmental emphasis on education and distance learning services or on retraining out-of-work persons in the Chinese work force would harm our business, prospects, results and financial condition.
Because our executive officers and directors reside outside of the U.S., it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them in the PRC.
     Our executive officers and directors reside outside of the U.S. and substantially all of our assets are located outside of the U.S. It may therefore be difficult for you to enforce your legal rights, to effect service of process upon our officers and directors or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and executive officer under U.S. federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the U.S. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement of criminal penalties of the U.S. federal securities laws.
Weakened political relations between the U.S. and China could make us less attractive.
     The relationship between the United States and China is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of China-U.S. relations are difficult to predict and could adversely affect our operations, and its future business plans and profitability.
Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of OECD member countries.
     The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been transitioning to a more market-oriented economy. However, there can be no assurance of the future direction of these economic reforms or the effects these measures may have. The PRC economy also differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, an international group of member countries sharing a commitment to democratic government and market economy. For instance:
•	the number and importance of state-owned enterprises in the PRC is greater than in most OECD countries;

•	the level of capital reinvestment is lower in the PRC than in most OECD countries; and

•	Chinese policies make it more difficult for foreign firms to obtain local currency in China than in OECD jurisdictions.
     As a result of these differences, our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to those of OECD member countries.
The economy of China has been experiencing unprecedented growth, which could be curtailed if the government tries to control inflation by traditional means of monetary policy or its return to planned-economy policies, any of which would have an adverse effect on the combined company.
     The rapid growth of the Chinese economy has led to higher levels of inflation. Government attempts to control inflation may adversely affect the business climate and growth of private enterprise, and the demand for higher education and e-learning, in China. In addition, our profitability may be adversely affected if prices for our products and services rise at a rate that is insufficient to compensate for the rise in its costs and expenses.
Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.
     We prepare our financial statements in Renminbi. The translation of RMB amounts into U.S. dollars is included for the convenience of readers, but payroll and other costs of non-U.S. operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-U.S. currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, prospects, financial condition and results of operations. The value of Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Chinese Renminbi for our operations, appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, prospects, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for other business purposes and the U.S. dollar appreciates against this currency, the U.S. dollar equivalent of the Renminbi we convert would be reduced.
We are required to deduct Chinese corporate withholding taxes from dividend we may pay to our stockholders.
     On March 16, 2007, the National People’s Congress (NPC), approved and promulgated the PRC Enterprise Income Tax Law (the “New EIT Law”). This New EIT Law has taken effect on January 1, 2008. Under the New EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.
     On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax (the “Notice”), providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008. Furthermore in accordance with the Implementation Rules of the New EIT Law, the income derived from the PRC of a foreign enterprise that has no establishment in the PRC is subject to a 10% with withholding tax absent a tax treaty between the PRC and the jurisdiction where the foreign enterprise is incorporated. As a result, following a business combination any of our subsidiaries operating in China will be required to deduct Chinese withholding taxes from dividends distributed to us as the parent entity, meaning we would have less funds to use in connection with our operations as the parent entity or for distribution to our stockholders.
Risks Associated with this Offering
A substantial number of shares of our common stock are currently available for sale, which might result in a decline in market price.
     As of September 24, 2008, 18,806,593 shares of our common stock had been issued to the former CCH stockholders, representing approximately 60% of our outstanding common stock. As a result of this increase in our outstanding common stock, a substantial number of additional shares are eligible for resale in the public market, which could adversely affect its market price.
Our common stock may be affected by limited trading volume and may fluctuate significantly.

     Our common stock is traded on the Nasdaq Global Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.
We do not intend to pay dividends on our common stock.
     We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.
USE OF PROCEEDS
     The net proceeds we will receive from this offering are expected to be approximately $9.6 million, after deducting underwriting discounts and commissions and estimated offering expenses. Our net proceeds will be approximately $11.1 million if the underwriter exercise its option to purchase additional shares in full.
     We intend to use the net proceeds from the securities sold by us in the offering to fund product development, corporate growth and for other general corporate purposes. Pending application of the net proceeds, the net proceeds of this offering will be deposited in interest bearing accounts or invested in certificates of deposit, United States government obligations or other short-term debt instruments selected at our discretion.
PRICE RANGE OF SECURITIES AND DIVIDENDS
     Our common stock, warrants and units are quoted on the NASDAQ Global Market under the symbols CAST,CASTW and CASTU, respectively. The closing price for these securities on September 24, 2008, was $3.00, $1.00 and $3.06, respectively.
     Our common stock, warrants and units began trading on the NASDAQ Global Market on October 29, 2007. Prior to that, our securities were traded on the OTC Bulletin Board. Our units commenced public trading on March 17, 2004 and our common stock and warrants commenced public trading on March 30, 2004. The table below sets forth, for the calendar quarters indicated, the high and low bid prices for the securities as reported on the OTC Bulletin Board (“OTCBB”), and since October 29, 2007, on the NASDAQ Global Market. in U.S. dollars. OTCBB quotations reflect inter-dealer prices, without markup, markdown or commissions, and may not represent actual transactions.

	Common Stock		Warrants (US$)		Units
	High	Low	High	Low	High	Low
2006
First Quarter	5.53	5.23	0.75	0.21	7.00	5.50
Second Quarter	5.51	5.02	0.77	0.51	7.01	6.00
Third Quarter	5.50	5.10	0.71	0.34	6.90	5.80
Fourth Quarter	6.66	5.35	2.31	0.60	11.00	6.60
2007
First Quarter	6.37	5.50	2.30	1.51	10.75	8.70
Second Quarter	6.20	5.80	2.28	1.48	10.80	8.75
Third Quarter	5.85	4.45	1.65	0.81	9.05	5.85
Fourth Quarter*	8.32	4.43	3.35	0.82	14.50	5.60
2008
First Quarter	6.78	4.59	2.39	0.8011	11.39	5.50
Second Quarter	4.85	4.04	1.00	0.50	6.02	4.50
Third Quarter (July 1-September 19)	4.30	2.75	0.53	0.10	5.26	3.01

*	Our common stock, warrants and units began trading on the NASDAQ Global Market on October 29, 2007. Prior to that our securities were traded on the OTC Bulletin Board.
     Number of Holders. As of September 19, 2008, there were 645 record holders of our common stock, two record holders of our warrants, and one record holder of our units.
     Dividends. We have not paid any dividends on our common stock to date. Any dividends paid will be solely at the discretion of our Board of Directors.

CAPITALIZATION
     The following table sets forth our consolidated capitalization as of June 30, 2008 on an actual basis and on a pro forma as adjusted basis to give effect to the sale by us of 4,250,000 shares of our common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriter’s overallotment option. You should read this table in conjunction with our consolidated financial statements and the related notes, thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information incorporated by reference into this prospectus supplement.

	As of June 30, 2008
		Pro Forma
	Actual	As Adjusted
	(in thousands)
Shareholders’ equity
Common stock (US$0.0001 par value; 100,000,000 shares authorized in 2008 and 2007; 31,289,742 and 27,292,641 shares issued and outstanding as of June 30, 2008 and 2007, respectively; 35,539,742 as adjusted to give effect to the offering)	3	4
Subscription receivable	(12,706)	(12,706)
Additional paid-in capital	126,932	136,519
Statutory reserve	3,118	3,118
Accumulated other comprehensive loss	(790)	(790)
Retained earnings	7,809	7,809

Total shareholders’ equity	124,366	133,954

UNDERWRITING
     We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the shares being offered by this prospectus supplement. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 4,250,000 shares of common stock.
     If the underwriter sells more shares than the above number, the underwriter has a 30-day option to buy up to an additional 637,500 shares from us at the public offering price less the underwriting commissions and discounts to cover these sales.
     The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.
     The underwriter proposes to offer to the public the shares of common stock purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker/dealer may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities being registered pursuant to SEC Rule 415. In connection with the sale of the shares of common stock to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriter’s commissions and discounts will be 6.0% of the proceeds, or $0.156 per share of common stock.
     In connection with the offering, we have agreed to issue to the underwriter warrants entitling the underwriter, or its assigns, to purchase up to an aggregate of 6% of the total number of shares sold in the offering at a price equal to 110% of the public offering price per share. The underwriter warrants will be exercisable for five years from the closing date of the offering and will contain cashless exercise provisions and customary anti-dilution provisions. The underwriter warrants are deemed compensation by FINRA and may not be sold, transferred, pledged, hypothecated or assigned for a period of 180-days following the effective date of the offering pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. In addition, we have agreed to reimburse the underwriter for certain out-of-pocket expenses not to exceed $75,000 without our consent.
     We estimate the total expenses of the offering to us, excluding underwriting commissions and discounts, to be approximately $800,000.
     Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.
     The underwriter has advised us that it may make short sales of our common stock in connection with this offering. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter must close out any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.
     The underwriter has advised us that, pursuant to Regulation M under the Securities Act of 1933, as amended, it may engage in transactions, including stabilizing bids, which may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. A “stabilizing bid” is a bid for or the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of our common stock. Purchases to cover short positions and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter has advised us that stabilizing bids and open market purchases may be effected on the NASDAQ Global Market or otherwise, and, if commenced, may be discontinued at any time.
     In connection with this offering, the underwriter may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
     Without the consent of the underwriter (which may be withheld or conditioned in its sole discretion), we have agreed not to lower the exercise price of our outstanding warrants, increase the number of shares of our Common Stock issuable upon the exercise of such outstanding warrants or extend the expiration date of such warrants, except an adjustment in the exercise price or the number of shares issuable upon the exercise price of the warrants occurring in accordance with the terms of the warrants as outstanding on the date hereof.
     This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Internet sites or through other online services maintained by the underwriter and/or selling group members, if any, participating in the offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or any selling group member’s website and any information contained in any other website maintained by the underwriter or any selling group member is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
LEGAL MATTERS
     The validity of the securities offered in this prospectus will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain matters will be passed upon for the underwriters by Lowenstein Sandler PC, Roseland, New Jersey.
EXPERTS
     The consolidated financial statements for the years ended December 31, 2005, 2006 and 2007 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-KSB have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Hai Lai Technology Limited for the years ended December 31, 2007 and 2006 incorporated in this prospectus by reference from Current Report on Form 8-K/A filed May 30, 2008 have been audited by Jimmy C.H. Cheung & Co., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
     We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.chinacastcomm.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:
Public Reference Room
100 F Street N.E.
Washington, DC 20549.
     Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

CHINACAST EDUCATION CORPORATION
$50,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
     We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, debt securities, or units having an aggregate initial offering price not exceeding $50,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.
     We will provide specific terms of the offerings of our securities in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.
     This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.
     Our common stock is traded on the Nasdaq Global Market under the symbol “CAST.” Each prospectus supplement will contain information, where applicable, as to any listing on the Nasdaq Global Market or any other securities exchange of the securities covered by the prospectus supplement.
     These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
     Investing in our securities involves various risks. See “Risk Factors” on page 8 for more information on these risks. Additional risks will be described in the related prospectus supplement related to a potential offer under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this Prospectus is September 24, 2008

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having an aggregate initial offering price of $50,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”
     This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.
     We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”
     Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “ChinaCast,” “we,” “us,” and “our” refer to ChinaCast Education Corporation and its consolidated subsidiaries.
OUR BUSINESS
The Company offers products and services to customers under four principal business lines:
•	Post Secondary Education Distance Learning Services—The Company enables universities and other higher learning institutions to provide nationwide real-time distance learning services. Its “turn-key” packages include all the hardware, software and broadband satellite network services necessary to allow university students located at remote classrooms around the country to interactively participate in live lectures broadcast from a main campus. The Company currently services 15 universities with over 128,000 students in over 300 remote classrooms. For example, Beijing Aeronautical and Aeronautics University (Beihang), consistently ranked among the top ten Universities in China by the Ministry of Education, launched its distance learning network in cooperation with CCH in 2002. By 2007, the number of distance learning students reached 20,000, at over 120 remote learning centers in China. In return for the turnkey distance learning services, CEC receives from the University a percentage of each remote student’s tuition. According to China’s Ministry of Education, in 2007 there were over 100 million higher education students in the PRC, while universities had sufficient physical space to accommodate only about 15% of the students qualified to attend.
•	K-12 Educational Services—CEC currently broadcasts multimedia educational content to 6,500; primary, middle and high schools throughout the PRC in partnership with leading educational content companies, and renowned educational institutions such as the Beida Middle School and the Middle China Normal

University High School. The educational content packages assist teachers in preparing and teaching course content. Each school pays CEC a monthly subscription fee for this service and a one-time charge for equipment used to provide the service.
•	Vocational/Career Training Services—In partnership with various government departments and corporate enterprises, CEC has deployed several hundred training centers throughout China providing job-skills training to recent graduates, employees of state-owned enterprises, and corporate employees. One such key vocational e-learning project for the Ministry of Labor and Social Security (MLSS) provides job skills training for recently laid off workers from state-owned enterprises. The MLSS/CEC distance learning job skills program was launched in April 2003 and has trained over 50,000 workers. Future plans include expanding the distance learning network from 50 to over 200 sites to achieve a target of up to 30,000 graduates per year. MLSS pays CEC service and content subscription fees to provide the distance learning service. One of our key corporate enterprise customers is Taikang Insurance, the country’s fifth largest insurance company, which uses our e-learning service to provide interactive corporate training to over 165,000 insurance agents throughout China. These enterprise customers typically buy the hardware and software and pay a monthly service fee based on the number of sites and bandwidth used. Our Daily English Language Training Centers provide high-end, spoken English training to students, workers and government/corporate customers. We recruit students who pay for short-term to one-year language courses which are delivered in our training centers by our foreign and local English teachers. We plan to roll-out additional centers nationwide over the next several years using a franchise model.
•	University—The newly acquired Foreign Trade and Business College of Chongqing Normal University (“FTBC”) is an independent, for-profit, private residential university affiliated with Chongqing Normal University. With 10,400 students, FTBC offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.
Our executive offices are located at 15/F, Reignwood Center, No. 8 Yong An-Dongli, Jianguomenwai Avenue, Beijing 100022 PRC. Telephone number (86 10) 6566 7788, and Unit 2001, Java Road 108 Commercial Centre, North Point, Hong Kong. Telephone number (852) 2811 2389.
RISK FACTORS
     Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in ChinaCast and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-KSB, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
FORWARD-LOOKING STATEMENTS
     This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

     In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.
     You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above, as well as the risk factors referred to on page 8 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.
USE OF PROCEEDS
     Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.
RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,					Six Months Ended June 30,
	2003	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges	NM	NM	NM	NM	NM	1.58 x
Deficiency of earnings available to cover fixed charges	$(2,000)	$(5,000)	—	—	—	—

NM:	NOT meaningful—fixed charges were either nil or very small and consequently the ratio calculated is greater than 100.
THE SECURITIES WE MAY OFFER
     The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
     We may sell from time to time, in one or more offerings:
•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase any of the securities listed above;

•	debt securities, in one or more series; and/or

•	units consisting of one or more of the foregoing.
     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
General
     The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended by a certificate of amendment and which may be further amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.
     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of preferred stock, $0.0001 par value. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or preferred stock.
Common Stock
     As of August 15, 2008, there were 31,398,252 shares of our common stock outstanding. The holders of our common stock are entitled to such dividends as our board of directors may declare from legally available funds. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our amended and restated certificate of incorporation and our bylaws do not provide for cumulative voting. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws. Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to receive all of our remaining assets legally available for distribution to the stockholders after payment of all our debts and other liabilities, subject to prior distribution rights of our preferred stock, if any.
     All shares of common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of common stock issued upon exercise of common stock warrants or subscription rights, if any.
     Our common stock is quoted on the Nasdaq Global Market under the symbol “CAST.” The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock
     As of August 15, 2008, no shares of our preferred stock were outstanding. Our amended and restated certificate of incorporation, as amended, provides that our board of directors may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our amended and restated certificate of incorporation, as amended, and any certificates of designation that the board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and the amended and restated certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:
•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the times of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.
     All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.
     Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Options/Warrants
     As of August 15, 2008, there were 1,500,000 shares of common stock reserved for issuance upon the exercise of underlying stock options granted under our equity compensation plans and there were 987,500 shares available for future grants under our 2007 Omnibus Securities and Incentive Plan. Additionally, we have reserved 5,478,651 shares of common stock for issuance upon the exercise of outstanding warrants.
Certain Provisions of Delaware Law and our Certificate of Incorporation and By-Laws
Section 203 of the Delaware General Corporation Law
     We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of Delaware corporations. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless:
•	• prior to such time the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	• upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

•	• on or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 % of the outstanding voting stock not owned by the person.
     Section 203 defines a “business combination” to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	in general, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
     In addition, some provisions of our amended and restated certificate of incorporation, as amended, and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in his or her best interest. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.
Classified Board
     Our bylaws provide that the authorized number of our directors will be between 1 and 9 directors with the exact number to be fixed by our board of directors. In addition, our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes with the number of directors in each class as nearly equal as possible. Each director will serve a three-year term and may only be removed for cause. As a result, any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a classified board.
Bylaw Provisions
     Our bylaws provide that special meetings of our stockholders may be called only by our Chief Executive Officer, a majority of our board of directors or by holders of at least 50% of the shares entitled to vote at a special meeting. Should any stockholder desire to present business at an annual meeting, including nominating a candidate for director, it must comply with certain advance notice provisions in our bylaws.
     Our bylaws provide that vacancies in our board of directors may be filled by election at an annual or special meeting of our stockholders called for that purpose or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any newly created directorships may be filled by election at an annual or special meeting of our stockholders called for that purpose or by our board of directors for a term of office continuing only until the next election of one or more directors by the stockholders. Our bylaws provide that, at any meeting of stockholders called for that purpose, any director may be removed for cause by the affirmative vote of the holders of at least 50% of the shares of our common stock entitled to vote for the election of directors.
     Our bylaws provide that our stockholders may amend the bylaws by the affirmative vote of at least 50% of the shares of our common stock entitled to vote on the amendment.
Liability and Indemnification of Directors and Officers
     Our amended and restated certificate of incorporation, as amended, provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and (iii) for any transaction from which the director derives an improper personal benefit.
     The effect of the provision of our amended and restated certificate of incorporation, as amended, is to eliminate the rights of the company and its stockholders (through stockholders’ derivative suits on behalf of the company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from grossly negligent behavior) except in the situations described in clauses (i) through (iii) above. This provision does not limit or eliminate the rights of the company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our amended and restated certificate of incorporation, as amended, provides that we shall indemnify to the fullest extent permitted by law our directors, officers and employees and any other persons to which Delaware law permits a corporation to provide indemnification against losses incurred by any such person by reason of the fact that such person was acting in such capacity.
     We have an insurance policy that insures our directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.
DESCRIPTION OF WARRANTS
     The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
General
     We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
     We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $200,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
     We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
     Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.
     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.
Enforceability of Rights By Holders of Warrants
     Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.
Warrant Agreement Will Not Be Qualified Under Trust Indenture Act
     No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law
     Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.
Calculation Agent
     Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.
     The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.
DESCRIPTION OF DEBT SECURITIES
     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture between us and the senior trustee named in the applicable prospectus supplement, and subordinated debt securities will be issued under a subordinated indenture between us and the subordinated trustee named in the applicable prospectus supplement. This prospectus sometimes refers to any senior indenture and any subordinated indenture collectively as the “Indentures.”
     The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.
General
     Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of ChinaCast. Senior debt securities will rank equally with any of our other senior and unsubordinated debt. Subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
     The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may “reopen,” or issue additional debt securities of, a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.
     Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default (as described below) or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).
     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.
     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness. Under the subordinated indenture, “Senior Indebtedness” may mean all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:
•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).
     However, Senior Indebtedness will not include:
•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any of our indebtedness to any subsidiary.
     Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
     Unless otherwise noted in the prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.
     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
     If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:
•	any dissolution or winding-up or liquidation or reorganization of ChinaCast, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.
     In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.
     The subordinated indenture will not limit the issuance of additional Senior Indebtedness.
Consolidation, Merger, Sale of Assets and Other Transactions
     We may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:
•	either we are the surviving corporation, or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the debt securities and the Indentures;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing.
Events of Default, Notice and Waiver
     Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:
•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other covenant or agreement with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of ChinaCast; or

•	any other Event of Default provided with respect to securities of that series.
     If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
     Any past default under any Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
     The trustee is required within 90 days after the occurrence of an Event of Default (that is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.
     The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
     No holder of a debt security of any series may institute any action against us under either Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms), unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture; (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

     We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.
Discharge, Defeasance and Covenant Defeasance
     We may discharge or defease our obligations under the Indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.
     We may discharge certain obligations to holders of any series of debt securities issued under either Indenture that have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the Indenture.
     If indicated in the applicable prospectus supplement, we may elect either to (i) defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.
     We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
     We and the applicable trustee may supplement any Indenture for certain purposes that would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify any Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, any Indenture will require the consent of each holder of debt securities that would be affected by any modification that would:
•	change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•	modify any of the above provisions.
     Each Indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest. Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.
     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
     Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security that remains unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Denominations, Registrations and Transfer
     Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
     A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine, in our sole discretion, that the global security shall be exchangeable.

     If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent appointed by us under the applicable Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the holder’s proof of ownership.
Governing Law
     Unless an accompanying prospectus supplement states otherwise, the Indentures and debt securities will be governed by New York law.
Trustee
     The trustee or trustees under any Indenture will be named in any applicable prospectus supplement.
Conversion or Exchange Rights
     The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted in certain circumstances.
DESCRIPTION OF UNITS
     We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
     The applicable prospectus supplement will describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
PLAN OF DISTRIBUTION
     We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.
     We may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
     If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.
     We may grant to the underwriters options to purchase additional securities to cover overallotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any overallotment option will be set forth in the prospectus supplement for those securities.
     If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
     We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.
     We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.
     We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
     To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include overallotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such overallotments or short positions by purchasing in the open market or by exercising the overallotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.
     Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Nasdaq Global Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
     In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
LEGAL MATTERS
     The validity of the securities offered in this prospectus will be passed upon for us by Loeb & Loeb LLP, New York, New York.
EXPERTS
     The consolidated financial statements for the years ended December 31, 2005, 2006 and 2007 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-KSB have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Hai Lai Technology Limited for the years ended December 31, 2007 and 2006 incorporated in this prospectus by reference from Current Report on Form 8-K/A filed May 30, 2008 have been audited by Jimmy C.H. Cheung & Co., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
     We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.chinacastcomm.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:
Public Reference Room
100 F Street N.E.
Washington, DC 20549.
     Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:
•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed March 31, 2008; and

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 11, 2008.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed May 12, 2008.

•	Current Reports on Form 8-K, filed February 12, 2008, February 15, 2008, March 31, 2008, and Amendment No. 1 thereto filed April 2, 2008 and Amendment No. 2 thereto filed April 14, 2008; March 31, 2008; April 21, 2008, Amendment No.1 thereto filed May 30, 2008 and Amendment No. 2 thereto filed July 31, 2008, May 12, 2008; May 19, 2008; July 3, 2008; July 22, 2008; and August 12, 2008.

•	The description of our common stock contained in the Registration Statement on Form 8-A (Registration No. 000-50550), including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: ChinaCast Education Corporation, 15/F, Reignwood Center, No. 8 Yong An-Dongli, Jianguomenwai Avenue, Beijing 100022, PRC and our telephone number is (86 10) 6566 7788.
$50,000,000
CHINACAST EDUCATION CORPORATION
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
PROSPECTUS
September 24, 2008
     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.